UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 19, 2026

Unusual Machines, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41961	66-0927642
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5728 Major Boulevard., Suite 250
Orlando, FL	32819
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 383-8983

N/A

(Former name or former address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock par value, $0.01 per share	UMAC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 of this Current Report on Form 8-K regarding the Registration Rights Agreement and the Employment Agreement is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 19, 2026 (the “Closing Date”), the Company completed the merger under which its wholly-owned subsidiary, Upgrade Energy LLC (“Upgrade”), acquired DroneNX LLC d/b/a Upgrade Energy as contemplated by the Merger Agreement entered into as of May 7, 2026. As consideration, the Company issued Matthew Barnard 1,792,012 shares of common stock, having an aggregate value of approximately $25.0 million based on a then market price of $13.9508 per share and paid him $1,000,000 in cash at closing. Mr. Barnard is also eligible to receive a post-closing earn-out payment of up to $26,000,000 in cash, payable if Upgrade’s revenue exceeds $10,000,000 during the first calculation period or, if not, then during the second calculation period (subject to pro rata reduction if revenue for the second calculation period does not exceed $10,000,000 in the second calculation period), for aggregate merger consideration of up to $52,000,000. The cash consideration was funded from the Company’s cash on hand. In connection with the closing, Mr. Barnard became Chief Executive Officer of Upgrade.

In connection with the closing, the Company entered into (i) an Employment Agreement with Mr. Barnard and (ii) a Registration Rights Agreement with Mr. Barnard.

The Employment Agreement has an initial term of two years and renews automatically for successive one-year terms unless either party gives at least 30 days’ notice of non-renewal. Mr. Barnard will receive an annual base salary of $300,000, which may be increased but not decreased during the term, and is eligible to participate in the Company’s employee benefit plans. If Mr. Barnard’s employment is terminated by the Company without cause or by Mr. Barnard for good reason (each as defined in the Employment Agreement), including in connection with certain terminations within 12 months following a change of control, he will be entitled, subject to executing a general release, to severance equal to six months of his then base salary, six months of continued benefits, pro rata vesting of previously granted equity awards and up to one year to exercise previously granted options. Upon a termination due to non-renewal by the Company, Mr. Barnard’s previously granted equity awards will fully vest and he will receive six months of continued benefits, and upon termination due to death or disability, his previously granted equity awards will fully vest.

Under the Registration Rights Agreement, the Company agreed to file, within 30 days after the closing, a registration statement on Form S-3 (or, if the Company is not then eligible, Form S-1) covering the resale of the shares of common stock issued as merger consideration and to use commercially reasonable efforts to cause such registration statement to become effective within 60 days after filing if reviewed by the SEC staff.

The Merger Agreement and the form of Registration Rights Agreement were previously filed as Exhibit 1.1 and Exhibit 1.1(a), respectively, to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 11, 2026 (the “Signing 8-K”). The foregoing descriptions are qualified in their entirety by reference to the Merger Agreement, filed as Exhibit 1.1 to the Signing 8-K, the Employment Agreement, filed as Exhibit 10.1 hereto, and the Registration Rights Agreement, filed as Exhibit 10.2 hereto, each of which is incorporated herein by reference.

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Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 regarding the issuance of 1,792,012 shares of the Company’s common stock to Mr. Barnard Representative is incorporated herein by reference. The shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 and Rule 506 thereunder as a transaction not involving a public offering.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 13, 2025, on June 12, 2025, the Company entered into a Share Purchase Agreement (the “Rotor Lab Agreement”) to acquire 100% of the capital stock of Rotor Lab Pty Ltd, an Australian company (“Rotor Lab”), from its existing shareholders (the “Rotor Lab Sellers”), pursuant to which the Company agreed to issue to the Rotor Lab Sellers, among other consideration, Earnout Consideration (as defined in the Rotor Lab Agreement) of up to $3,000,000 of shares of the Company’s common stock. On October 20, 2026, the Company issued an aggregate of 137,260 shares of its common stock to the Rotor Lab Sellers as Earnout Consideration under the Rotor Lab Agreement, consisting of 82,356 shares issued to Andrew Robert Simpson and 54,904 shares issued to Vella Hardjadinata Corporation Pty Ltd, as trustee for the Vella Hardjadinata Family Trust. The shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 and Regulation S promulgated thereunder, based on, among other things, the issuance of the shares to two non-U.S. persons located in Australia. The foregoing description of the Rotor Lab Agreement is qualified in its entirety by reference to the full text of the Rotor Lab Agreement, which was filed as Exhibit 10.1 to the Rotor Lab 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On the Closing Date, the Company issued a press release announcing the completion of its acquisition of Upgrade.

A copy of the press release is furnished as Exhibit 99.1 of this Current Report on Form 8-K.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under such section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

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Item 8.01 Other Events.

The Description of Securities Registered Pursuant to Section 12 of the Exchange Act (the “Description of Securities”) attached as Exhibit 4.1 to this Current Report on Form 8-K is filed for the purpose of updating the Description of Securities contained in Exhibit 4.7 to our Annual Report on Form 10-K filed with the SEC on March 22, 2024.

The Description of Securities modifies and supersedes any prior Description of Securities of the Company in any registration statement or report filed with the SEC and will be available for incorporation by reference into certain of the Company’s filings with the SEC pursuant to the Securities Act, the Exchange Act, and the rules and forms promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
2.1*	Agreement and Plan of Merger dated as of May 7, 2026, among the Company, Upgrade, DroneNX LLC, and Matthew Barnard (incorporated by reference from Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 11, 2026)
4.1	Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934
10.1	Employment Agreement entered into as of October 19, 2026, between the Company and Matthew Barnard
10.2	Registration Rights Agreement entered into as of October 19, 2026, between the Company and Matthew Barnard
99.1	Press Release dated October 19, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unusual Machines, Inc.

Date: October 23, 2026	By:	/s/ Brian Hoff
	Name:	Brian Hoff
	Title:	Chief Financial Officer

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